Exhibit 10.1

CDK GLOBAL, INC.

2014 OMNIBUS AWARD PLAN

UK TAX-ADVANTAGED SUB-PLAN

ADOPTED ON JANUARY 20, 2015

This schedule together with the rules of the CDK Global, Inc. 2014 Omnibus Award Plan (the “Plan”) as amended from time to time shall constitute the Rules of the UK Tax-Advantaged Sub-Plan (the “Sub-Plan”) established by the Committee and meeting the conditions of Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003.

1.	Establishment and purpose of the Plan

1.1	Subject to the succeeding Rules of this Sub-Plan, the rules of the Plan are incorporated into the Rules of this Sub-Plan.

1.2

In the event of any conflict between the Rules of this Sub-Plan and the rules of the Plan, the Rules of this Sub-Plan shall prevail as regards Options awarded under this Sub-Plan to Eligible Employees based in the UK with the intention that they qualify as tax-advantaged CSOP options under Schedule 4.

2.	Definitions

2.1	Subject to Rule 2.2, words and expressions defined in the rules of the Plan shall have the same meaning for the purposes of this Sub-Plan.

2.2	In this Sub-Plan the following words and expressions shall have, where the context so admits, the following meanings:

“Associated Company”	–	the same meaning as in paragraph 35(1) of Schedule 4;

“Control”	–	the same meaning as in Section 995 of the UK Income Tax Act 2007;

“Constituent Company”		the Company, and any other Group Company to which for the time being this Sub-Plan is expressed to extend;

“CSOP Option”	–	an option granted by the Company or an Associated Company under this Sub-Plan or any other Schedule 4 CSOP scheme;

“Eligible Employee”	–

any employee or director of any Constituent Company who is not precluded by paragraph 9 of Schedule 4 from participating in this Sub-Plan provided that, in the case of a director, he is required to devote to his duties not less than 25 hours per week (excluding meal breaks);

“Fair Market Value”	–	on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock provided that this is also agreed in advance of the Date of Grant with HMRC Shares and Assets Valuation;

“Group”	–	the Company and its Subsidiaries and the term “Group Company” shall be construed accordingly;

“HMRC”	–	UK HM Revenue & Customs;

“Option”	–	an Option granted to an Eligible Employee under this Sub-Plan;

“Rules”	–	the rules of this Sub-Plan as amended from time to time and “Rule” shall be construed accordingly;

“Schedule 4”	–	Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003;

“Share”	–	a share of common stock in the Company;

“Subsidiary”	–	for the purposes of this Sub-Plan, a company which is under the Control of the Company.

2.3

The definitions in Rule 2.2 shall only apply for the purposes this Sub-Plan and shall replace any definitions of the same words and expressions in the Sections of the Plan but only for the purposes of this Sub-Plan.

2.4

In these Rules, reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant enactment.

3.	Effective Date; Duration

Section 3 of the Plan shall apply to this Sub-Plan except that the Effective Date shall be the date of adoption of this Sub-Plan; provided that the expiration date of this Sub-Plan shall be the same date as the expiration date of the Plan.

4.	Administration

Section 4 of the Plan shall apply to this Sub-Plan except that:

(a)	Only Options may be granted to a Participant under this Sub-Plan.

(b)	Options may be settled in Shares only and not in cash, other securities, other property or in any other asset.

(c)	Options may be exercised only by payment of the Exercise Price in cash or pursuant to a cashless exercise facility under Rule 7(l).

(d)	Options may not be cancelled, forfeited or suspended other than as provided by the Rules.

(e)	The delivery of Shares following the exercise of an Option may not be deferred automatically or at the election of the Participant or the Committee other than as provided by the Rules.

(f)	The Committee may not accelerate the vesting or exercisability of any Option in any circumstances other than as provided by the Rules.

(g)	The Committee shall exercise any discretion and make any determination in respect of rights arising from Options once granted under this Sub-Plan acting fairly and reasonably.

5.	Grant of Awards; Shares Subject to the Sub-Plan; Limitations

Subject to the limitations in clause 4 above, Section 5 of the Plan shall apply to this Sub-Plan except that Section 5(e) shall not apply to this Sub-Plan.

6.	Eligibility

Section 6 of the Plan shall apply to this Sub-Plan except that no Option may be granted to a person who is not an Eligible Employee on the Date of Grant.

7.	Options

Section 7 of the Plan shall apply to this Sub-Plan except that:

(a)	No Option may be granted under this Sub-Plan unless the Shares satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4 on the Date of Grant.

(b)

An Option shall be limited and take effect so that no Participant holds subsisting CSOP Options over shares with a total Fair Market Value in excess of £30,000 or such other limit as may be prescribed by Schedule 4 from time to time. Fair Market Value shall be measured for this purpose on the date of grant of the CSOP Option or on earlier date determined in accordance with paragraph 6(3) of Schedule 4. A CSOP Option is not subsisting for this purpose to the extent it has lapsed, been surrendered, renounced or exercised.

(c)	The Exercise Price per Share for each Option shall not be less than the Fair Market Value of such Share determined as of the Date of Grant.

(d)

The sterling equivalent of the Exercise Price for the purposes of applying clauses (b) and (c) above shall be the amount converted into pounds sterling using the rate published in the Financial Times for the Date of Grant or at such other rate as may be agreed from time to time with HMRC Shares and Assets Valuation.

(e)

For Options granted under this Sub-Plan, the Award agreement shall state that the Options have been granted under the terms of this Sub-Plan and shall include the Date of Grant, the number and description of the Shares subject to the Option, the Exercise Price, details of when the Option may be exercised, details of when the Option will lapse, details of any restrictions to which the Shares may be subject, details of any conditions to be met prior to exercise and a statement that the Option may not be transferred, assigned or charged except following the death of a Participant in accordance with this Sub-Plan.

(f)

Any vesting terms, performance conditions or other conditions attaching to an Option granted shall be objective, set out in full in the Award agreement, such that rights to exercise an Option after the attainment or fulfilment of such objective terms or conditions shall not be dependent upon the discretion of any person, and not capable of amendment unless events happen which cause the Committee to consider that the term or condition has ceased to be appropriate. If the Committee considers that any such amendment is appropriate, the amended term or condition must, in the opinion of the Committee, be fair and reasonable and no more difficult to satisfy than the original term or condition and Section 7 of the Plan and the Award agreement shall be construed accordingly.

(g)	An Option shall vest and may be exercised in full by the Participant within 6 months of the date when the Participant ceases to be an employee of any Group Company by reason of:

(i)

injury or Disability provided the Committee is satisfied, on production of such evidence as it may reasonably require, that the individual has ceased to exercise and, by reason of the injury or Disability, is incapable of exercising that employment and is likely to remain so for the foreseeable future;

(ii)	redundancy within the meaning of the UK Employment Rights Act 1996 or a closely comparable overseas provision;

(iii)	retirement with the consent of his employer, acting fairly and reasonably;

(iv)	his employing company ceasing to be a Group Company;

(v)

his employment being transferred outside the Group in circumstances where this is a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 or a closely comparable overseas provision; or

(vi)

for a reason other than one provided elsewhere by this Rule 7(g) if the Committee, acting fairly and reasonably, determines within 60 days of his cessation of employment that the Participant may exercise his Option.

If a Participant ceases to be an employee of any Group Company for a reason other than death or one of the reasons set out in Rules 7(g)(i) to (v), his Option shall become incapable of exercise with effect from the date of cessation of employment and remain incapable of exercise unless and until the Committee determines that the Participant will be permitted to exercise his Option under Rule 7(g)(vi).

For the purposes of applying this Rule 7(g) and notwithstanding the provisions of Section 14(h) of the Plan, a Participant shall cease to be an employee of any Group Company if he gives or is given notice of termination of his employment such that he will no longer be an employee of any Group Company, provided that there are no arrangements for him to commence a new employment with any other Group Company. If his employment terminates in other circumstances without notice, a Participant shall cease to be an employee of a Group Company on the date of termination. A female Participant ceases to be an employee due to pregnancy only when she no longer has any right to return to work.

(h)

An Option shall vest and may be exercised in full following the death of a Participant by his personal representatives, in which case it must be exercised within 12 months of the date of his death and shall then lapse.

(i)

No Option may be transferred assigned or charged, and any purported transfer shall be void provided that this Rule 7(i) shall not prevent the Option of a deceased Participant from being exercised by his personal representatives.

(j)

No Option may be exercised while this Sub-Plan is and is intended by the Company to remain tax-advantaged under Schedule 4 unless the Shares satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

(k)	A Participant may not exercise his Option at any time when he is precluded by paragraph 9 of Schedule 4 from participating in this Sub-Plan.

(l)

Options shall be exercisable by the Participant giving a notice of exercise to the Company, and shall be satisfied by the issue or transfer of Shares with the same rights attaching to them as issued shares of the same class as appropriate within 30 days of the date the Company receives such notice. The notice of exercise shall be accompanied by payment of the Exercise Price. Such payment shall be made in cash, by cheque or by a transfer of cash funds, unless the Company provides a cashless exercise facility to enable the Participant to provide funds to pay the Exercise Price and/or all applicable required withholding taxes. Any such facility shall allow the Participant to choose to pay the Exercise Price in cash, by cheque or by a transfer of cash funds; in the alternative, if the Participant chooses to do so, the facility shall enable the Participant to authorise the sale on his behalf of such number of Shares as shall be required, net of any selling costs, to cover the aggregate Exercise Price and/or all applicable required withholding taxes. A Participant may not otherwise pay the Exercise Price in Shares or by any other method and net settlement is not permitted under this Sub-Plan.

(m)	Section 7(d) of the Plan shall take effect for the purposes of this Sub-Plan as if the following wording was omitted:

“Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover payment of the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.”

(n)

Provided that the Participant has met his obligations under Section 7 of the Plan, the Company shall satisfy the exercise of an Option by issuing or transferring or procuring the issue or transfer of Shares to the Participant with the same rights attaching to them as shares of the same class as appropriate within 30 days of the date the Company receives a notice of exercise.

(o)

All Shares allotted under this Plan shall rank equally in all respects with Shares of the same class then in issue except for any rights attaching to Shares by reference to a record date prior to the date of allotment.

(p)	Section 7(e) of the Plan shall not apply to this Sub-Plan.

8.	Stock Appreciation Rights

Section 8 of the Plan shall not apply to this Sub-Plan.

9.	Restricted Stock and Restricted Stock Units

Section 9 of the Plan shall not apply to this Sub-Plan.

10.	Other Stock-Based Awards

Section 10 of the Plan shall not apply to this Sub-Plan.

11.	Performance Compensation Awards

Section 11 of the Plan shall not apply to this Sub-Plan.

12.	Changes in Capital Structure and Similar Events

Section 12 of the Plan shall apply to this Sub-Plan except that:

(a)

The Committee may adjust the number of Shares subject to outstanding Options and/or the Exercise Price with respect to any outstanding Options only so far as is necessary to take account of any variation of the share capital of the Company including, without limitation, any capitalisation, rights issue, consolidation, sub-division or reduction of capital. Any such adjustment shall be determined by the Committee at its discretion, acting fairly and reasonably, but shall be effective only to the extent that it is in accordance with paragraph 22 of Schedule 4. Any such adjustment shall take effect from the record date on which the respective variation applied to the Shares. Any Options that are exercised within the period from the record date to the date when the Options are adjusted shall also be subject to the adjustment. The Company shall take such steps as it considers necessary to notify the Participants of any such adjustment and may call in, cancel or reissue any Award agreement. For the avoidance of doubt, Options may not be adjusted in the event of a merger, split-up, split-off, spin-off or in any circumstance other than a variation of share capital.

(b)

The Award agreement shall set out in full any accelerated vesting terms that shall apply in the event of a Change in Control or winding-up of the Company. Unless provided otherwise in the relevant Award agreement, all Options shall lapse on the occurrence of a Change in Control or winding-up event.

(c)	Sections 12(ii) and (iii) of the Plan shall not apply to this Sub-Plan.

13.	Amendments and Termination

Section 13 of the Plan shall apply to this Sub-Plan except that section 13(b) of the Plan shall take effect for the purposes of this Sub-Plan as if the words “without stockholder approval, except as otherwise permitted under Section 12 of the Plan” were omitted.

14.	General

Section 14 of the Plan shall apply to this Sub-Plan except that:

(a)	Sections 14(b)(ii) and (iii) of the Plan shall not apply to this Sub-Plan.

(b)	Sections 14(c) of the Plan shall not apply to this Sub-Plan.

(c)	Section 14(d) of the Plan shall apply to this Sub-Plan except that:

(i)	The tax withholding provisions shall apply only in respect of any liability that arises by virtue of the exercise of an Option.

(ii)

The tax withholding provisions shall permit the Company or other relevant person to withhold Shares only after a Participant has first been given the opportunity to meet any such liability from his own resources (either by salary deduction or payment to the Company or other relevant person). The tax withholding provisions shall then permit the Company or other relevant person to sell only Shares sufficient to cover the tax liability and only after the valid exercise of the Option, with the remaining Shares being issued or transferred to the Participant.

(d)	Sections 14 (f), (g), (h)(ii), (j)(ii) and (u) of the Plan shall not apply to this Sub-Plan.

(e)	A new Section 14(x) shall be added to this Sub-Plan as follows:

“(x) No compensation. The Participant shall not be entitled to and waives any rights he may have to compensation or damages in consequence of ceasing to have rights or benefits or prospective rights or benefits including without limitation any loss of relief from tax or employee’s social security under this Sub-Plan following the operation, suspension, termination or amendment of these Rules or failure to obtain or loss of tax advantaged status of this Sub-Plan under Schedule 4”.